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                           SCHEDULE 14A - INFORMATION
                           REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

Filed by the registrant / /

Filed by a party other than the registrant /X/

Check the appropriate box:

/ /   Preliminary Proxy Statement.            / /  Confidential, for Use
                                                   of the Commission Only
                                                   (as permitted by Rule
                                                   14a-6(e)(2))
/ /   Definitive Proxy Statement.

/X/   Definitive Additional Materials.

/ /   Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                      CROWN CENTRAL PETROLEUM CORPORATION
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               (Name of Registrant as Specified in Its Charter)

            GOLNOY BARGE COMPANY, INC. AND APEX OIL COMPANY, INC.
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   (Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/   No fee required.

/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

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      (2)   Aggregate number of securities to which transaction applies:

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      (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4)   Proposed maximum aggregate value of transaction:

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      (5)   Total fee paid:

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/ /   Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

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      (2)   Form, Schedule or Registration Statement No.:

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      (3)   Filing Party:

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      (4)   Date Filed:

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PRESS RELEASE

Contact:                            David Reno/Paul Caminiti/Andrew Cole
                                    Citigate Sard Verbinnen
                                    212/687-8080

           APEX OIL SAYS ISS RECOMMENDS CROWN CENTRAL SHAREHOLDERS
                  VOTE AGAINST PROPOSED MERGER WITH ROSEMORE

    ST. LOUIS, MO, AUGUST 17, 2000 - Apex Oil Company, Inc. and its affiliate, Golnoy Barge Company, Inc., said today that Institutional Shareholder Services ("ISS"), the world's leading voting advisory service, has recommended that its clients vote AGAINST the proposed merger of Crown Central Petroleum Corporation (AMEX: CNPa, CNPb) with Rosemore Acquisition Corporation at a special meeting of shareholders to be held on August 24, 2000. Rosemore Acquisition Corporation, an indirect wholly-owned subsidiary of Rosemore, Inc., which is beneficially owned by Henry A. Rosenberg, Jr. and his family, is offering $9.50 per Crown Central share.

    ISS, which provides proxy advisory services to institutional investors, mutual funds, and other fiduciaries, said in its August 17, 2000 report: "We believe that shareholder interests would best be served by rejecting management's proposal to merge with Rosemore. The overriding factor in our decision is our belief that the Crown board and independent committee did not adequately pursue all alternative proposals and expressions of interest, including the bid set forth by Apex. These concerns are heightened by the independent committee's failure to require that a management-led buyout be put to a majority vote of unaffiliated shareholders, especially when the buyout group controls over 45 percent of the company's voting power."

    Apex Oil, which has offered to acquire all of the outstanding shares of Crown Central for $10.50 per share, said it is pleased that ISS, a reputable, independent firm, recommends that shareholders vote against the $9.50 per share offer by Rosemore. Apex and Golnoy continue to urge Crown Central shareholders to vote AGAINST the Rosemore proposal by mailing the blue proxy card provided in their proxy materials.

    Apex is a privately held Missouri corporation with operations in petroleum trading, storage, transportation and refining.

    If shareholders have any questions or need assistance in voting their shares, they should call Georgeson Shareholder Communications Inc. toll free at 1-800-223-2064.

Information concerning the officers and directors of Apex Oil Company, Inc. and Golnoy Barge Company, Inc. and a description of their interests in Crown Central can be obtained from Golnoy's prior Schedule 13-D statements of beneficial ownership in Crown Central (and amendments thereto) and their definitive proxy statement filed with the Securities and Exchange Commission, publicly available in electronic format on the SEC's website, www.sec.gov,
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via the SEC's Electronic Data Gathering, Analysis and Retrieval (EDGAR)
database. Crown shareholders are urged to read the definitive proxy statement of Apex and Golnoy which contains important information.